Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8) and the related reoffer prospectus pertaining to the 2011 Israeli Share Option Plan of JFrog Ltd. and to the incorporation by reference therein of our report dated March 23, 2020, with respect to the consolidated financial statements of JFrog Ltd. included in the Registration Statement (Form S-1 No. 333-248271) and related Prospectus of JFrog Ltd. filed with the Securities and Exchange Commission.

November 24, 2020 Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global